Exhibit 10.52

October 31, 2007

Averion International Corp.
225 Turnpike Road

Southborough, Massachusetts  01772

ComVest Investment Partners II LLC
One North Clematis St., Suite 300

West Palm Beach, Florida 33401

Cumulus Investors, LLC
8500 Normandale Lake Boulevard, Suite 650

Bloomington, Minnesota 55437

Dr. Philip T. Lavin
c/o Averion International Corp.
225 Turnpike Road

Southborough, Massachusetts  01772

Ladies and Gentlemen:

Reference is hereby made to that certain Securities Purchase Agreement, dated as of the date hereof, between Averion International Corp. (the “Company”) and the Buyers referenced therein (the “Buyers”), pursuant to which the Buyers have agreed to purchase from the Company and the Company has agreed to sell to the Buyers senior secured notes in the aggregate principal amount of up to $26,000,000 and other securities described therein (the “Purchase Agreement”).  All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase Agreement.

The Company hereby agrees that at any time and from time to time after the date hereof at the request of the Buyers, the Company will, at its expense (i) take, or cause to be taken, all applicable action, do or cause to be done all things necessary, proper or advisable, and execute and deliver such documents and other papers, as may be necessary or advisable (in the sole discretion of the Buyers) in connection with the consummation of the transactions contemplated by the Purchase Agreement and the Transaction Documents and (ii) obtain from governmental authorities and other third parties any consents, subordinations, licenses, permits, waivers, approvals, authorizations or orders as may be necessary or advisable (in the sole discretion of the Buyers) in connection with the authorization, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby.  Without limiting the generality of the foregoing, the Company shall, and shall cause its subsidiaries to, take any action deemed necessary or appropriate by the Buyers (in their sole discretion) in order to perfect the Buyers’ interest as a secured lender with a first priority lien on all the assets of the Company, including, without limitation, executing and delivering account control agreements, contract assignments, intellectual property assignments, mortgages, landlord consents and waivers, consents of other third parties, and pledges of all present and future shares of capital stock of or other ownership or profit interests in each of Company’s present and future subsidiaries (limited, in the case of any entity that is a controlled foreign corporation, to 66% of the voting interests of each such entity to the extent that security over a greater percentage would result in a material tax liability).

Any misrepresentation by Company under this letter agreement shall, or failure to comply with the terms of this letter agreement shall, at the Buyers’ option, constitute an Event of Default (as such term is defined in the Notes) under the Transaction Documents, and, at the Buyers’ option, entitle the Buyers to exercise their rights and remedies under the Purchase Agreement and the other Transaction Documents.

This letter agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of New York.

This letter agreement shall be binding upon, and inure to the benefit of, the parties hereto and their successors and assigns.

This letter agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts taken together shall constitute but one and the same instrument.

The Buyers may in their sole and absolute discretion (but shall not be obligated to) waive any of the provisions of this letter agreement.

If this letter agreement correctly states the terms of our agreement concerning the subject matter hereof, please so indicate in the space marked below for your signature and return an executed copy to us.

[Signatures appear on following page]

AVERION INTERNATIONAL CORP.

By:	/s/ Dr. Philip T. Lavin
Name: Dr. Philip T. Lavin
Title: Chief Executive Officer

COMVEST INVESTMENT PARTNERS II LLC

By:	ComVest II Partners LLC
Its:	Managing Member

By:	/s/ Cecilio M. Rodriguez
Name: Cecilio M. Rodriguez
Title: Chief Financial Officer

CUMULUS INVESTORS, LLC

By:	/s/ Nader C. Kazeminy
Name: Nader C. Kazeminy
Title: Chairman and President

By:	/s/ Dr. Philip T. Lavin
Dr. Philip T. Lavin